UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 6, 2014

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HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (360) 943-1500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.
Effective May 1, 2014, Heritage Financial Corporation (“Heritage”) completed its previously announced merger with Washington Banking Company (“Washington Banking”) pursuant to an Agreement and Plan of Merger, dated as of October 23, 2013 under which Washington Banking merged with and into Heritage (the “Merger”). Immediately following the Merger, Washington Banking’s wholly owned subsidiary bank, Whidbey Island Bank, merged with and into Heritage’s wholly owned subsidiary bank, Heritage Bank (“Heritage Bank”).
Pursuant to the Merger Agreement, Washington Banking shareholders have the right to receive 0.89000 shares (the “Exchange Ratio”) of common stock, no par value per share, of Heritage (“Heritage Common Stock”) and $2.75 in cash for each share of common stock, no par value per share, of Washington Banking (“Washington Banking Common Stock”). Each option granted by Washington Banking to purchase shares of Washington Banking Common Stock has been converted into an option to purchase Heritage Common Stock on the same terms and conditions as were applicable prior to the Merger (taking into account any acceleration or vesting by reason of the consummation of the Merger and its related transactions), subject to adjustment of the exercise price and the number of shares of Heritage Common Stock issuable upon exercise of such option based on the per share value of the merger consideration. Each restricted share of Washington Banking Common Stock has been converted into a restricted share of Heritage Common Stock on the same terms and conditions as were applicable prior to the Merger (taking into account any acceleration or vesting by reason of the consummation of the Merger and its related transactions), adjusted based on the per share value of the merger consideration.
The total consideration transferred in the Merger approximates $268.7 million. The total number of Heritage shares issued was 13,975,081, which included 102,679 shares issued as a result of the vesting of the Washington Banking restricted stock unit awards, net of shares withheld for taxes, for a fair value estimate of $225.8 million based on a $16.16 share price on May 1, 2014. Heritage paid aggregate cash consideration of approximately $42.9 million. Heritage common stock shares outstanding immediately after the Merger on May 1, 2014 was 30,185,914.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
In connection with the Merger, pursuant to a First Supplemental Indenture (the “Supplemental Indenture”), dated as of May 1, 2014, among Heritage, Washington Banking and U.S. Bank National Association, as successor to Bank of America, N.A. (formerly known as LaSalle Bank National Association), Heritage assumed the performance of the covenants to be performed by Washington Banking under the Junior Subordinated Indenture (the “Indenture”), dated as of April 2, 2007, between Washington Banking and the U.S. Bank National Association, as Trustee, relating to debt securities issued by Washington Banking, and the due and punctual payment of the principal of, and premium, if any, and interest on the $10.3 million of its junior subordinated debt securities, Series A, due June 15, 2037 and $15.5 million of its junior subordinated debt securities, Series B, due September 15, 2037, issued under the Indenture.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form of Indenture and the Supplemental Indenture, which is incorporated herein by reference as Exhibit 4.1.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective upon the consummation of the Merger, Donald V. Rhodes and Daryl D. Jensen resigned as members of the Board of Directors of Heritage and its wholly-owned bank subsidiary, Heritage Bank.  The resignations of Messrs. Rhodes and Jensen were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.
 Effective upon the consummation of the Merger, Anthony B. Pickering, Rhoda L. Altom, Mark D. Crawford, Deborah J. Gavin, Jay T. Lien, Gragg E. Miller and Robert T. Severns, each of whom were members of the Board of Directors of Washington Banking immediately prior to the Merger, became members of the Board of Directors of the Company and its wholly-owned bank subsidiary, Heritage Bank.  Mr. Pickering has been appointed to serve as Chairman of the Board of Directors of Heritage and Heritage Bank.
 Effective upon the consummation of the Merger, Deborah J. Gavin will serve as the financial expert and Audit Committee Chair. Other members of the Audit Committee will include Brian S. Charneski, John A. Clees, Gragg E. Miller and Mark D. Crawford. Brian S. Charneski will serve as the Nominating and Governance Committee Chair along with the following members: Gary B. Christensen, Kimberly T. Ellwanger, Anthony B. Pickering and Rhoda L. Altom. Kimberly T. Ellwanger will serve as the Compensation Committee Chair along with the following members: Jeffrey S. Lyon, Ann Watson, Anthony B. Pickering and Robert T. Severns. John A. Clees will serve as the Risk Committee Chair along with the following members: David H. Brown, Brian L. Vance, Jay T. Lien, Robert T. Severns and Rhoda L. Altom. Gragg E. Miller will serve as the Trust and Non-Deposit Insurance and Investment Products Chair along with the following members: Gary B. Christensen, Brian L. Vance, Ann Watson, Jay T. Lien and Mark D. Crawford.
In connection with the completion of the Merger, the previously disclosed employment agreements that each of certain key individuals of Washington Banking, including Mr. Bryan McDonald, and Mr. Ed Eng (collectively, the “Key Individual Agreements”), entered into with Heritage became effective. The Key Individual Agreements set forth the terms and conditions of each such individual’s employment or other relationship with Heritage and supersede and replace any prior employment, retention, change of control or other similar agreement with such individual. In addition, the previously disclosed consulting agreement that Heritage entered into with Mr. Jack Wagner, the former Chief Executive Officer of Washington Banking, became effective. As provided by the agreement, Mr. Wagner will serve as a special advisor to the combined company.
Copies of the employment agreements with Messrs. McDonald and Eng as well as the consulting agreement with Mr. Wagner are attached as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and incorporated by reference herein.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of each of the agreements.

Item 8.01.     Other Events.
 On May 1, 2014, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits
(a)    Financial statements of businesses acquired.
 Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information.
Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)     Exhibits.
The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

2.1
Agreement and Plan of Merger dated as of October 23, 2013, between Heritage and Washington Banking (attached as Exhibit 2.1 to Heritage’s Current Report on Form 8-K filed on October 25, 2013, and incorporated herein by reference).

3.1	Bylaws of Heritage as amended (attached as Exhibit 3.1 to Heritage's Current Report on Form 8-K filed on April 30, 2014, and incorporated herein by reference).
4.1	First Supplemental Indenture, dated as of May 1, 2014, among Heritage, Washington Banking and U.S. Bank National Association.
10.1
Employment Agreement, dated as of October 23, 2013 between Heritage and Bryan McDonald (attached as Exhibit 10.2 to Heritage’s Registration Statement on Form S-4 (File No. 333-192985) filed by Heritage with the Securities and Exchange Commission on December 20, 2013, and incorporated herein by reference).

10.2
Employment Agreement, dated as of October 23, 2013 between Heritage and Ed Eng (attached as Exhibit 10.3 to Heritage’s Registration Statement on Form S-4 (File No. 333-192985) filed by Heritage with the Securities and Exchange Commission on December 20, 2013, and incorporated herein by reference).

10.3
Consulting Agreement, dated as of October 23, 2013 between Heritage Financial Corporation and Jack Wagner (attached as Exhibit 10.1 to Heritage’s Registration Statement on Form S-4 (File No. 333-192985) filed by Heritage with the Securities and Exchange Commission on December 20, 2013, and incorporated herein by reference).

99.1	Press Release of Heritage Financial Corporation dated May 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: May 6, 2014	By:	/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer